Exhibit 99.1

For immediate release

AAR REPORTS RECORD THIRD QUARTER FISCAL YEAR 2020 RESULTS

•	Third quarter sales of $553 million, up 4% from $530 million in Q3 FY2019

•	Third quarter GAAP and adjusted diluted earnings per share from continuing operations of $0.07 and $0.67, respectively

•	Adjusted diluted earnings per share from continuing operations up 8% from Q3 FY2019

•	Third quarter cash flow from operating activities from continuing operations of $10 million

WOOD DALE, ILLINOIS (March 24, 2020) — AAR CORP. (NYSE: AIR) today reported third quarter Fiscal Year 2020 consolidated sales of $553.1 million and income from continuing operations of $2.6 million, or $0.07 per diluted share. Third quarter results included a predominantly non-cash pretax charge of $24.7 million primarily resulting from restructuring and exiting underperforming contracts in commercial programs. For the third quarter of the prior year, the Company reported sales of $529.5 million and income from continuing operations of $27.4 million, or $0.78 per diluted share. Our adjusted diluted earnings per share from continuing operations were $0.67 in the current quarter compared to $0.62 in the third quarter of the prior year.

Consolidated sales increased 4% over the prior year period due to continued growth across our Aviation Services segment, which experienced sales growth of 7%. Excluding the sales impact of the restructuring actions of $9.8 million, Aviation Services sales grew 9% during the quarter primarily from execution on our government contracts. Sales to government and defense customers represented 35% of our consolidated sales in the current quarter compared to 33% in the prior year quarter reflecting growth from new government programs.

“While we saw record results during our third quarter, our attention is focused on the unprecedented impact to our airline customers from COVID-19. Our strategy to maintain a balanced portfolio across the government, commercial and cargo markets, along with our strong balance sheet, including net leverage of 0.9x, liquidity of over $425 million and no meaningful debt maturities until September 2024, sets us up well to navigate the COVID-19 impact. We are in discussions with our airline customers and will actively manage our costs to align with the current reality,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

As indicated earlier, during the third quarter, we took actions to improve the long-term operating performance in our commercial programs activities. These actions will reduce our costs, free up capital and allow for margin improvement upon the recovery of the commercial airline market.

In the fourth quarter, we will be taking actions to reduce our fixed costs and overhead by consolidating facilities with the goal to improve our operating efficiencies. Further, in response to the impact of COVID-19, we have taken actions including reducing executive compensation, freezing new hiring, reducing or eliminating all non-essential spend, furloughs and, unfortunately, reducing our workforce. We expect the cost of these fourth quarter actions to be approximately $15 to $20 million with the payback of these actions realized within one year. We remain prepared to take additional action as warranted to respond to the evolving airline demand environment.

Also during the third quarter, we announced multiple new contract wins including:

•	Multiyear distribution agreement with AeroControlex, a large manufacturer of critical components to the aviation industry

•	Expansion of our airframe maintenance services with Air Canada including plans to add A330 maintenance capability to our operations in Quebec

•	Sole-source Indefinite Delivery/Indefinite Quantity contract award with an estimated value of $90 million from the Defense Logistics Agency Troop Support to produce specialized shipping/storage containers and accessories

Holmes concluded, “We have worked very hard to build an exceptional team at AAR and I am very proud of our accomplishments. As we enter this uncertain time, we are making very difficult decisions that involve sacrifices by our employees and I want to thank our people for their commitment and flexibility. I also have been in dialogue with members of the House, Senate and the Administration regarding potential aid to the broader aviation industry and we are particularly supportive of any measures aimed at preserving jobs. I am confident we will emerge as an even stronger company as a result of the quality and dedication of our team.”

Outlook

Given the current macro uncertainty from the impact of COVID-19, we believe it is prudent to withdraw our guidance for the balance of the year.

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CDT on March 24, 2020. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or 703-639-1319 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or 404-537-3406 from outside the U.S. (access code 1826378). The replay will be available from 7:15 p.m. CST on March 24, 2020 until 10:59 p.m. CST on March 29, 2020.

About AAR

AAR is a global aerospace and defense aftermarket solutions company that employs more than 6,000 people in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems and composite manufacturing operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2017 | dylan.wolin@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including but not limited to, our position of strength, our actions to reduce costs and their anticipated impact on our results, the availability of potential aid to the broader aviation industry, the anticipated payback timeframe for our cost-reduction initiatives, and our ability to navigate the impact of COVID-19. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2019, as well as the risks presented by COVID-19, which are more particularly described in the Company’s Form 10-Q for the fiscal quarter ended February 29, 2020. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

AAR CORP. and Subsidiaries

Consolidated Statements of Operations

(In millions except per share data - unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Sales	$553.1	$529.5	$1,655.5	$1,489.1
Cost and expenses:
Cost of sales	487.8	444.2	1,422.7	1,254.3
Provision for doubtful accounts	1.9	0.7	3.3	13.7
Selling, general and administrative	58.1	54.8	173.3	152.1

Operating income	5.3	29.8	56.2	69.0

Interest expense, net	(2.3)	(2.4)	(6.2)	(6.4)
Other expense, net	(0.2)	(0.6)	(0.6)	(0.4)

Income from continuing operations before income tax expense	2.8	26.8	49.4	62.2
Income tax expense (benefit)	0.2	(0.6)	9.6	4.7
Income from continuing operations	2.6	27.4	39.8	57.5
Loss from discontinued operations	(0.3)	(64.8)	(18.9)	(72.8)
Net income (loss)	$2.3	$(37.4)	$20.9	$(15.3)

Earnings (Loss) per share – Basic:
Earnings from continuing operations	$0.08	$0.79	$1.14	$1.66
Loss from discontinued operations	(0.01)	(1.87)	(0.54)	(2.11)
Earnings (Loss) per share – Basic	$0.07	$(1.08)	$0.60	$(0.45)

Earnings (Loss) per share – Diluted:
Earnings from continuing operations	$0.07	$0.78	$1.13	$1.63
Loss from discontinued operations	(0.01)	(1.86)	(0.54)	(2.08)
Earnings (Loss) per share – Diluted	$0.06	$(1.08)	$0.59	$(0.45)

Share Data:
Weighted average shares outstanding – Basic	34.7	34.5	34.8	34.6
Weighted average shares outstanding – Diluted	35.1	34.9	35.1	35.0

AAR CORP. and Subsidiaries

Consolidated Balance Sheets

(In millions)

	February 29, 2020	May 31, 2019
	(unaudited)
ASSETS
Cash and cash equivalents	$37.0	$21.3
Restricted cash	27.9	19.8
Accounts receivable, net	225.7	197.8
Contract assets	64.7	59.2
Inventories, net	621.6	523.7
Rotable assets and equipment on or available for lease	69.0	65.3
Assets of discontinued operations	26.3	29.2
Other current assets	85.9	36.2
Total current assets	1,158.1	952.5
Property, plant, and equipment, net	136.7	132.8
Operating lease right-of-use assets, net	99.4	––
Goodwill and intangible assets, net	128.5	138.4
Rotable assets supporting long-term programs	225.3	216.0
Other non-current assets	80.9	77.5
Total assets	$1,828.9	$1,517.2

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$444.9	$328.3
Liabilities of discontinued operations	40.4	29.2
Total current liabilities	485.3	357.5
Long-term debt	206.0	141.7
Operating lease liabilities	80.0	––
Other liabilities and deferred income	128.2	112.1
Total liabilities	899.5	611.3
Equity	929.4	905.9
Total liabilities and equity	$1,828.9	$1,517.2

AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows (In millions – unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Cash flows provided from operating activities:
Net income (loss)	$2.3	$(37.4)	$20.9	$(15.3)
Loss from discontinued operations	0.3	64.8	18.9	72.8
Income from continuing operations	2.6	27.4	39.8	57.5
Adjustments to reconcile income from continuing operations to net cash provided from (used in) operating activities
Depreciation and intangible amortization	11.0	10.8	32.8	31.3
Amortization of stock-based compensation	3.2	3.6	10.3	8.8
Customer contract restructuring/exit costs	24.7	––	24.7	––
Provision for doubtful accounts	1.9	0.7	3.3	13.7
Changes in certain assets and liabilities:
Accounts receivable	(23.6)	(21.2)	(34.6)	(73.3)
Contract assets	(2.6)	8.2	(5.4)	(5.2)
Inventories	(41.2)	(19.7)	(98.0)	(71.8)
Rotable assets supporting long-term programs	(4.6)	(11.5)	(23.7)	(38.2)
Accounts payable and accrued liabilities	72.9	44.8	97.5	50.5
Deferred revenue on long-term programs	(22.2)	24.1	1.1	51.9
Other	(12.4)	(9.6)	(48.3)	(8.8)
Net cash provided from (used in) operating activities – continuing operations	9.7	57.6	(0.5)	16.4
Net cash provided from (used in) operating activities – discontinued operations	(0.7)	2.4	(8.4)	8.1
Net cash provided from (used in) operating activities	9.0	60.0	(8.9)	24.5

Cash flows used in investing activities:
Property, plant and equipment expenditures	(8.1)	(4.3)	(18.3)	(12.3)
Other	(0.2)	––	(1.7)	(1.0)
Net cash used in investing activities – continuing operations	(8.3)	(4.3)	(20.0)	(13.3)
Net cash used in investing activities – discontinued operations	––	(0.1)	––	(0.5)
Net cash used in investing activities	(8.3)	(4.4)	(20.0)	(13.8)

Cash flows provided from financing activities:
Proceeds from (repayments on) borrowings, net	10.0	(42.0)	65.0	––
Cash dividends	(2.6)	(2.6)	(8.1)	(7.9)
Purchase of treasury stock	––	(0.8)	(4.1)	(0.8)
Other	4.1	0.1	(0.2)	8.3
Net cash provided from (used in) financing activities – continuing operations	11.5	(45.3)	52.6	(0.4)
Net cash used in financing activities – discontinued operations	––	(0.7)	––	(1.4)
Net cash provided from (used in) financing activities	11.5	(46.0)	52.6	(1.8)
Effect of exchange rate changes on cash	––	0.1	0.1	(0.1)
Increase in cash and cash equivalents	12.2	9.7	23.8	8.8
Cash, cash equivalents, and restricted cash at beginning of period	52.7	40.7	41.1	41.6
Cash, cash equivalents, and restricted cash at end of period	$64.9	$50.4	$64.9	$50.4

AAR CORP. and Subsidiaries

Sales By Business Segment

(In millions - unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Aviation Services	$530.3	$497.3	$1,574.1	$1,398.6
Expeditionary Services	22.8	32.2	81.4	90.5
	$553.1	$529.5	$1,655.5	$1,489.1

Gross Profit by Business Segment

(In millions- unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Aviation Services	$65.2	$81.7	$230.9	$223.7
Expeditionary Services	0.1	3.6	1.9	11.1
	$65.3	$85.3	$232.8	$234.8

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted selling, general, and administrative expenses, adjusted cash used in operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they provide a better understanding of our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and other items of an unusual nature including but not limited to severance, facility repositioning costs, investigation and remediation compliance costs, and significant customer events such as early terminations, contract restructurings, and bankruptcies.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations

(In millions - unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Income from continuing operations	$2.6	$27.4	$39.8	$57.5
Investigation and remediation compliance costs, net of tax	2.1	0.9	6.3	1.0
Customer contract restructuring/exit costs, net of tax	18.8	––	18.8	––
Recognition of previously reserved income tax benefits	––	(6.5)	––	(6.5)
Customer bankruptcy charge, net of tax	––	––	––	9.6
Severance charges, net of tax	0.4	0.2	1.6	0.1
Adjusted income from continuing operations	$23.9	$22.0	$66.5	$61.7

Adjusted Diluted Earnings per Share from Continuing Operations
(In millions - unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Diluted earnings per share from continuing operations	$0.07	$0.78	$1.13	$1.63
Investigation and remediation compliance costs, net of tax	0.06	0.02	0.18	0.04
Customer contract restructuring/exit costs, net of tax	0.53	––	0.53	––
Recognition of previously reserved income tax benefits	––	(0.19)	––	(0.19)
Customer bankruptcy charge, net of tax	––	––	––	0.27
Severance charges, net of tax	0.01	0.01	0.04	––
Adjusted diluted earnings per share from continuing operations	$0.67	$0.62	$1.88	$1.75

Adjusted Selling, General and Administrative Expenses

(In millions - unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Selling, general and administrative expenses	$58.1	$54.8	$173.3	$152.1
Investigation and remediation compliance costs	(2.7)	(1.1)	(7.9)	(1.3)
Severance charges	(0.4)	(0.2)	(2.2)	(0.1)
Stock-based compensation	(3.2)	(3.6)	(10.3)	(8.8)
Adjusted selling, general and administrative expenses	$51.7	$49.9	$152.9	$141.9

Adjusted Cash Provided by (Used in) Operating Activities from Continuing Operations

(In millions - unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,
	2020	2019	2020	2019
Cash provided by (used in) operating activities from continuing operations	$9.7	$57.6	$(0.5)	$16.4
Amounts outstanding on accounts receivable financing program:
Beginning of period	85.7	95.2	86.2	71.7
End of period	(85.6)	(99.5)	(85.6)	(99.5)
Adjusted cash provided by (used in) operating activities from continuing operations	$9.8	$53.3	$1.0	$(11.4)

Adjusted EBITDA

(In millions - unaudited)

	Three Months Ended February 29/28,		Nine Months Ended February 29/28,		Year Ended May 31,
	2020	2019	2020	2019	2019
Net income (loss)	$2.3	$(37.4)	$20.9	$(15.3)	$7.5
Loss from discontinued operations	0.3	64.8	18.9	72.8	76.6
Income tax expense (benefit)	0.2	(0.6)	9.6	4.7	4.9
Other expense, net	0.2	0.6	0.6	0.4	0.8
Interest expense, net	2.3	2.4	6.2	6.4	8.5
Depreciation and intangible amortization	11.0	10.8	32.8	31.3	42.8
Customer contract restructuring/exit costs	24.7	––	24.7	––	––
Customer bankruptcy charge	––	––	––	12.4	12.4
Investigation and remediation costs	2.7	1.1	8.3	1.3	3.5
Severance charges	0.5	0.2	2.1	0.1	0.2
Facility repositioning costs	––	––	––	––	0.9
Stock-based compensation	3.2	3.6	10.3	8.8	13.5
Adjusted EBITDA	$47.4	$45.5	$134.4	$122.9	$171.6

Net Debt

(In millions- unaudited)

	February 29, 2020	February 29, 2019
Total debt	$208.1	$178.5
Less: Cash and cash equivalents	(37.0)	(28.9)
Net debt	$171.1	$149.6

Net Debt to Adjusted EBITDA

(In millions - unaudited)

Adjusted EBITDA for the year ended May 31, 2019	$171.6
Less: Adjusted EBITDA for the nine months ended February 28, 2019	(122.9)
Plus: Adjusted EBITDA for the nine months ended February 29, 2020	134.4
Adjusted EBITDA for the twelve months ended February 29, 2020	183.1
Net debt at February 29, 2020	$171.1
Net debt to Adjusted EBITDA	0.93